SKREEM ENTERTAINMENT CORPORATION
                             11637 Orpington Street
                             Orlando, Florida 32817


AGREEMENT

This Agreement is made and entered into as of June 14, 2005 by and between SKREEM Entertainment Corp., and Mr. Andy Lai.

TERM

The term of this agreement shall begin on the above date and shall continue in perpetuity until written notice of termination is given by either party.

TERRITORIES:

Asia et al.

SERVICES:

Mr. Lai shall act as "Business Manager" for SKREEM Entertainment Corp. artists. This shall include, but not be limited to, contract negotiations, securing of CD (record) distribution, arranging live performances and tours, securing of sponsorships, as well as any other business activities that are necessary for the advancement of the artists that are represented by SKREEM Entertainment Corp.

REMUNERATION

SKREEM Entertainment Corp. Hereby agr4ees to compensate Mr. Lai the amount of ten percent (10%) of the net revenues collected as a direct result of his negotiations in the territory describe herein. Should SKREEM Entertainment Corp. through its own resources enter into a recording or distribution agreement with a major company and the agreement includes the territory described herein, Mr. Lai shall be compensated five percent (5%) of the net revenues resulting from said agreement.

MISCELLANEOUS

(a) It is understood that any and all contracts that are negotiated by Mr. Lai shall require the written approval of Mr. Charles Camorata, President of SKREEM Entertainment Corp. to be considered binding.

(b) This Agreement sets forth the entire agreement between the parties with respect to thee subject matter hereof and shall be deemed to have been made in the State of Florida and its validity, construction, performance and breach shall be governed by the laws of the State of Florida applicable to agreements made and to be wholly performed

WARRANTIES/INDEMNITY
Parties hereto hereby warrant and represent:

     (a) Mr. Andy Lai Warrants that he has the right to enter into and perform this agreement.

     (b) Record Company warrants that it has the right to enter into and perform this agreement.

IN WINES WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

By:_____________________
     Charlie Camorata
     President/CEO
     SKREEM Entertainment Corp.

By:_____________________
     Mr. Any Lai